EXHIBIT 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of this 11th day of January, 2008, by and among Sapphire Developments Limited, a Belize corporation ("Sapphire"), Atlantic Wine Agencies, Inc., a Florida corporation (“Atlantic”) and Fairhurst Properties S.A., a B.V.I. corporation ("Fairhurst"). Sapphire and Fairhurst shall sometimes be referred to herein as the “Parties” and together collectively, the “Parties”).

RECITALS

A.            Concurrently with the execution of this Agreement, the Parties are entering into a Debt Restructuring Agreement (the “Debt Restructuring Agreement”) providing for the restructuring of certain debt owed by Atlantic Wine Agencies, Inc. (“Company”) to Sapphire and in connection with that agreement the Parties agree to vote their respective shares together with respect to Company’s members of its board of directors (“Board”) and the size of such Board.

 B.            The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on with respect an acquisition or merger to which the Company is a party.

NOW, THEREFORE, the parties agree as follows:

1.            Voting Provisions Regarding Board of Directors and Corporate Transaction.

1.1            Size of the Board.  Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at three (3) directors and may be increased only with the written consent of at least 50% of the shares of Common Stock outstanding including those shares held by the Parties.  For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2            Board Composition.  Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of Parties at which an election of directors is held or pursuant to any written consent of the Parties, the following persons shall be elected to the Board:

(a)            The Company’s Chief Executive Officer and Chairman, who shall be Adam Mauerberger (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Parties shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(b)            If desired by each of Sapphire and Fairhurst, two individuals not otherwise Affiliates (defined below) of the Company or the Parties who are mutually acceptable to Sapphire and Fairhurst.

To the extent that any of clauses (a) through (b) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the Parties of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Certificate of Incorporation.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners (or members thereof) or shares the same management company  (or members thereof) with such Person.

1.3            Failure to Designate a Board Member.  In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4            Removal of Board Members.  Each Party also agrees to vote, or cause to be voted, all Shares owned by such Party, or over which such Party has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)            no director elected pursuant to this Agreement may be removed from office other than for cause unless such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least 50% of the shares of outstanding Common Stock; and

(b)            any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1.

All Parties agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of Parties for the purpose of electing directors.

1.5            No Liability for Election of Recommended Directors.  No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6            Change of Control. In the event that the Board recommends a Change of Control (as defined below) transaction, then each Party hereby agrees:

(a)            if such transaction requires stockholder approval, with respect to all Shares that such Party owns or over which such Party otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Change of Control of the Company (together with any related amendment to the Certificate of Incorporation required in order to implement such Change of Control of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Change of Control of the Company;

(b)            to execute and deliver all related documentation and take such other action in support of the Change of Control of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 1.6, including without limitation executing and delivering instruments of conveyance and transfer, and any Debt Restructuring Agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(c)            not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Change of Control of the Company;

(d)            to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Change of Control of the Company; and

(e)            if the consideration to be paid in exchange for the Shares pursuant to this Section 1.6 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Party of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Party in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Party, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Party would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

For purposes of this Agreement, “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than the current principal stockholders of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of the Company’s Common Stock (the “Outstanding Company’s Shares”); or

(ii) Consummation after the date of this Agreement of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company’s Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then Outstanding Company’s Shares of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Company’s Shares, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding Company’s Shares resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person had an ownership position in excess of such fifty percent (50%) of the outstanding Company’s Shares prior to the Business Combination or (C) at least a majority of the members of the board of the entity resulting from such Business Combination were members of the incumbent Board or Persons who replaced such Incumbent Board without causing a Change in Control pursuant to Section (b) above at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

(iii)            Approval by the security holders of the Company of a complete liquidation or dissolution of the Company.

3.            Remedies.

3.1            Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

3.2            Irrevocable Proxy.  Each party to this Agreement hereby constitutes and appoints Adam Mauerberger with full power of substitution, as the proxies of the Parties with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with this Agreement and votes regarding any Change of Control of the Company, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 5 hereof.  Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 5 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

3.3            Specific Enforcement.  Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and the Parties shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

3.4            Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.            Term.  This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) six-months anniversary of the date of this Agreement; (b) the consummation of a Change of Control event; and (c) termination of this Agreement in accordance with Section 5.7 below.

5.            Miscellaneous.

5.1            Transfers.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Party.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 5.1

5.2            Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3            Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

5.4            Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5            Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by  electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. If notice is given to the Company or Fairhurst, a copy shall be sent to William S. Rosenstadt, Esq., Sanders Ortoli Vaughn-Flam & Rosenstadt LLP, 501 Madison Avenue, 14th Floor, New York, NY 10022, Fax: (212) 935-0900 and if notice is given to Sapphire, a copy shall be given to Peter Spring, Esq. [address], Fax: 011 64 9 307 8831.

5.7            Consent Required to Amend, Terminate or Waive.  This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the Parties.

5.8            Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.9            Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.9            Entire Agreement.  This Agreement (including the Exhibits hereto), the Debt Restructuring Agreement and related documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.10            Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Parties (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement.

5.11            Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

5.12            Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

5.13            Aggregation of Stock.  All Shares held or acquired by a Party and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

Sapphire Developments Limited

By: /s/ Peter Spring
Peter Spring
Vice-President

Fairhurst Properties S.A.

By: /s/ Adam Mauerberger
Adam Mauerberger
President

Atlantic Wine Agencies, Inc.

                                                                                                                By: /s/ Adam Maueberger
Adam Mauerberger
                                                                                                                                President

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of January 11, 2008 (the “Agreement”), by and among the Company and certain of its Parties, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1            Acknowledgment.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”)[ or options, warrants or other rights to purchase such Stock (the “Options”)], for one of the following reasons (Check the correct box):

☐
as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐
as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Section 6.1(a)of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Section 6.1(b)of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2            Agreement.  Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3            Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:  ___________________             ACCEPTED AND AGREED:

By: ________________________              ATLANTIC WINE AGENCIES, INC.

Name and Title of Signatory

Address: ___________________              By: _________________________

                                                            Title: ________________________
Facsimile Number: ____________